FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Series Number	2
Fund	Fidelity New York Municipal Income Fund
Trade Date	6/14/12
Settle Date	6/28/12
Security Name	NYS DORM AUTH ST A 12/15/24
CUSIP	64990EDF1
Price	120.337
Transaction Value	12,033,700.00
Class Size	1,186,390,000
% of Offering	0.84%
Underwriter Purchased From	Goldman, Sachs & Co
Underwriting Members: (1)	Goldman, Sachs & Co
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	Loop Capital Markets, LLC
Underwriting Members: (4)	Citigroup
Underwriting Members: (5)	BofA Merrill Lynch
Underwriting Members: (6)	J.P. Morgan
Underwriting Members: (7)	Jefferies
Underwriting Members: (8)	Morgan Stanley
Underwriting Members: (9)	Blaylock Robert Van, LLC
Underwriting Members: (10)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (11)	Wells Fargo Securities
Underwriting Members: (12)	BB&T Capital Markets
Underwriting Members: (13)	US Bancorp
Underwriting Members: (14)	Edward Jones
Underwriting Members: (15)	Fidelity Capital Markets
Underwriting Members: (16)	The Williams Capital Group, L.P.
Underwriting Members: (17)	M.R. Beal & Company
Underwriting Members: (18)	Piper Jaffray & Co
Underwriting Members: (19)	Raymond James Morgan Keegan
Underwriting Members: (20)	RBC Capital Markets
Underwriting Members: (21)	Rice Financial Products Company
Underwriting Members: (22)	Roosevelt & Cross, Incorporated
Underwriting Members: (23)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (24)	Cabrera Capital Markets, LLC
Underwriting Members: (25)	TD Securities (USA) LLC
Underwriting Members: (26)	Guggenheim Securities LLC
Underwriting Members: (27)	Janney Montgomery Scott LLC
Underwriting Members: (28)	KeyBanc Capital Markets Inc.
Underwriting Members: (29)	Lebenthal & Co. LLC
Underwriting Members: (30)	M&T Securities, Inc
Underwriting Members: (31)	Mesirow Finacial, Inc.
Underwriting Members: (32)	Oppenheimer & Co., Inc.
Underwriting Members: (33)	Ramirez & Co., Inc.
Underwriting Members: (34)	Southwest Securities
Underwriting Members: (35)	Sterne, Agee & Leach, Inc.